UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2010

DEERFIELD RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-139660	98-0506246
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

c/o Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor, New York, NY 10006
(Address of principal executive offices)

Registrant's Telephone Number, including area code: (212) 930-9700

__________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 8.01   Other Events.

On January 26, 2010, the board of directors of Deerfield Resources, Ltd., a Nevada corporation, declared a dividend of an additional 7.43558282 shares of its common stock on each share of its common stock outstanding on February 5, 2010, with a payment date of February 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deerfield Resources, Ltd.

Date: February 4, 2010	By:	/s/ James Morgon
James Morgon, President, CEO and CFO